POORE BROTHERS, INC. 1995 STOCK OPTION PLAN (as amended)


                  1. Purpose.  The Poore  Brothers,  Inc. 1995 Stock Option Plan
(the "Plan") is intended to provide incentives which will attract and retain highly competent persons as directors, officers and key employees of Poore Brothers, Inc. (the "Company") and its subsidiaries by providing them opportunities to acquire shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company.

                  2. Administration. The Plan will be administered by a committee of the Board of Directors (the "Committee") which shall be comprised of one or more directors who shall be ineligible to receive options while serving as a member of the Committee; provided, however, that if the Common Stock of the Company becomes registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), members of the Committee must qualify as disinterested persons within the meaning of Rule 16b-3 under the 1934 Act; and provided further, however, that, in the absence of a Committee, all of the authority and powers granted to the Committee under the Plan may be exercised by the then-serving members of the Board of Directors of the Company. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company or its subsidiaries shall be liable for any act or failure to act hereunder, by any other member or employee or by an agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

                  3. Participants. Participants will consist of such directors, officers and key employees of the Company or its subsidiaries as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Stock Options under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Stock Option in any other year or, once designated, to receive the same type or amount of Stock Option as granted to the participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Stock Options.

                  4. Shares  Reserved  under the Plan.  One Million Five Hundred
Thousand (1,500,000) shares of authorized but unissued shares of Common Stock are reserved for issue and may be issued in connection with Stock Options granted under the
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Plan.  Any shares  subject to Stock  Options or issued  under such  options  may thereafter be subject to new options under this Plan if there is a lapse, expiration or termination of any such options prior to issuance of the shares or if shares are issued under such options and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof,
subject  to  any  Securities  and  Exchange   Commission   rules  regarding  the
availability of such shares, if applicable.

                  5. Stock Options. Stock Options will consist of awards from the Company, in the form of agreements, which will enable the holder to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price, subject to adjustment as hereinafter provided. Stock Options may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

                           a)  Exercise   Price.   Each  Stock  Option   granted
hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; provided, however, that the per-share exercise price for Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted; and provided, further, that the per-share exercise price for Nonqualified Stock Options shall not be less than 85% of the Fair Market Value of the Common Stock on the date the option is granted.

                           b) Payment of  Exercise  Price.  The option  exercise
price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Common Stock, or a combination thereof, or such other consideration as the Committee may deem appropriate.

                           c) Exercise  Period.  Stock Options granted under the
Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Options shall be exercisable earlier than six months after the date they are granted. In addition, Stock Options shall not be exercisable later than ten years after the date they are granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such Stock Option at the date of grant.

                           d) Limitations on Incentive Stock Options.  Incentive
Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the option
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is granted) of the Common Stock with respect to which  Incentive  Stock  Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000.00. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

                  6. Adjustment Provisions.

                           a) If the Company shall at any time change the number
of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock), the total number of shares available for Stock Options under this Plan shall be appropriately adjusted and the number of shares covered by each outstanding Stock Option and the reference price shall be adjusted so that the net value of such Stock Option shall not be changed.

                                    (1)  In the  case  of any  sale  of  assets,
merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), subject to the provisions of this Plan and any limitation applicable to the Stock Option, any participant to whom a Stock Option has been granted shall have the right thereafter and during the term of the Stock Option, to receive upon exercise thereof in whole or in part the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the Stock Option or portion thereof, as the case may be, immediately prior to the Acquisition.

                  The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of an Acquisition.

                           (b) Notwithstanding any other provision of this Plan,
the Committee may authorize the issuance, continuation or assumption of Stock Options or provide for other equitable adjustments after changes in the Common Stock resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization reorganization or similar occurrence upon such terms and conditions as it may deem equitable and appropriate.
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                  7. Nontransferability.

                           a) Each  Stock  Option  granted  under  the Plan to a
participant shall not be transferable and shall be exercisable, during the participant's lifetime, only by the participant.

                           b) If the  participant  shall  cease  to be  either a
director or a regular full-time employee of the Company or its subsidiaries for any reason other than a termination for cause or a termination by reason of death, any unexercised portion of said Stock Option shall terminate sixty (60) days after the date of the termination of employment, or upon the expiration of the Stock Option, whichever shall first occur.

                           c) If the event that the participant's  employment is
terminated for cause, the unexercised portion of the Stock Option shall terminate immediately upon the giving of the notice of such termination. For purposes of this paragraph, "for cause" shall mean incompetence, gross negligence, insubordination, conviction of a felony or willful misconduct by the participant as determined in good faith by the Board of Directors of the Company, the Committee or the Board of Directors of the subsidiary of the Company by which the participant is employed. Nothing in this Plan or in any Stock Option granted pursuant to this Plan shall confer on any participant the right to continue in the employ of the Company or any of its subsidiaries, or interfere in any way with the right of the Company or any of its subsidiaries to terminate the participant's employment at any time.

                           d) In the event of the death of the participant,  the
participant's estate shall have the privilege of exercising any Stock Options not theretofore exercised by the participant, to the extent that the participant was entitled to exercise such rights on the date of the participant's death; but in such event, the period of time within which the purchase or exercise may be made shall be the earlier of (a) 180 days next succeeding the death of the participant or (b) the expiration of the term of the Stock Option.

                  8. Other  Provisions.  The award of any Stock Option under the
Plan may also be subject to such other provisions (whether or not applicable to any Stock Option awarded to any other participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under Stock Options, provisions to assist the participant in financing the acquisition of Common Stock, provisions for the forfeiture of, or restrictions on resale or other disposition of shares acquired
under  any  form  of  Stock  Option,   provisions   for  the   acceleration   of
exercisability or vesting of Stock Options in the event of a change of control of the Company, provisions for the payment of the value of Stock Options to participants in the event of a change of control of the Company, provisions for the forfeiture of, or provisions to comply with federal and state securities laws, or
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understandings or conditions as to the  participant's  employment in addition to those specifically provided for under the Plan.

                  9. Fair Market Value. For purposes of this Plan and any Stock Options awarded hereunder, "Fair Market Value" shall be the average of the highest and lowest sale prices for the Company's Common Stock on the date of calculation (or on the last preceding trading date if the Company's Common Stock was not traded on the date of calculation) if the Company's Common Stock is readily tradable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

                  10. Withholding. All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise of a Nonqualified Stock Option by election to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount to be withheld.

                  11. Tenure. A participant's right, if any, to continue to serve the Company or a subsidiary of the Company as an officer, director, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan.

                  12. Duration, Amendment and Termination. No Stock Option shall be granted more than ten years after the date of the approval of the Plan by the stockholders of the Company, provided, however, that the terms and conditions applicable to any Stock Option granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder or under any other present or future plan of the Company, Stock Options may be granted to such participant in substitution and exchange for, and in cancellation of, any Stock Options previously granted such participant under the Plan, or any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Stock Option or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) materially increase the total number of shares which may be issued under the Plan; (ii) materially increase the amount or type of Stock Options that may be granted under the Plan; (iii) materially modify the requirements as to eligibility for Stock Options under the
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Plan;  (iv) result in any member of the Committee  losing his or her status as a disinterested person under Rule 16b-3 under the 1934 Act; or (vi) extend the term of this Plan.

                  13. Governing Law. The Plan, Stock Options granted hereunder and action taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

                  14. Government Regulations. The Plan and the grant and exercise of Stock Options hereunder, and the obligation of the Company to sell and deliver shares under such Benefits, shall be subject to all applicable laws, rules and regulations, including without limitation all applicable federal and state securities laws.

                  15. Stockholder Approval. The Plan was adopted by the Board of Directors of the Company on May 25, 1995. The Plan and any Stock Options granted thereunder shall be null and void if stockholder approval is not obtained within twelve (12) months of the adoption of the Plan by the Board of Directors.
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